Bylaws
of
Almasani Al Kobra Mining Company
A Closed Joint Stock Saudi Company

(Issued pursuant to Ministerial Resolution No. 583 dated 01/05/1385 H. and amendments thereto, and in conformity with Article 51 of the Companies Law)

Part “1”
 Incorporation of the Company

Article “1”: A Saudi Joint-Stock Company shall be incorporated in accordance with the provisions of these Bylaws and the provisions of the Companies Law, as follows:

Article “2”: The Company’s Name shall be Almasani Al Kobra Mining Company, a closed joint stock company.

Article “3”: Production of silver alloys, gold alloys, copper concentrates, and zinc concentrates pursuant to SAGIA Licence No. 993/2 dated 16/7/1428 H.

Article “4”:
The Company may have an interest in or participate in any manner whatsoever with corporations or companies engaged in activities which are similar to its activities or which may help the Company achieve its objects. Further, the Company may own shares in and merge with or purchase such companies.

Further still, the Company may have an interest in or participate in any manner whatsoever with other companies provided that such interest or participation shall not exceed 20 % of its free reserves nor 10 % of the capital of companies in which the Company is participating; and provided further that the total of such participation shall not exceed the value of such reserves and that the same be brought before the 1st Ordinary General Meeting.

Article “5”: The Company’s Head office shall be located in the city of Jeddah. However, the Board of Directors may establish branches, offices or agencies for the Company within or without the Kingdom of Saudi Arabia.

Article “6”: The term of the Company shall be Ninety Nine (99) Gregorian years commencing from the date of the Minister of Commerce’s resolution announcing the formation of the Company, which term may be extended under a resolution adopted by the Extraordinary General Meeting of Shareholders, at least one year prior to the expiration of the Company’s Term.

Part “2”
Capital and Shares

Article “7”: The declared Capital of the Company shall be Four Hundred Fifty Million Saudi Riyals (SR450,000,000.00) divided into 45,000,000.00 shares of equal value of SR 10 each.

Article “8”: The founder shareholders have subscribed for the entire 45,000,000 shares of the Company and paid up the amount of Two Hundred Twenty Five Million Saudi Riyals (SR225,000,000.00) representing 50% of the value of the entire shares, deposited with Albank Alsaudi Alfransi in the name of the Company under incorporation. The founder shareholders agree to pay the remaining balance of the Capital amounting to Two Hundred Twenty Five Million Saudi Riyals (SR225,000,000.00) representing 50% of the value of the entire shares pursuant to the resolution of the Board of Directors.

Article “9”: Subject to the approval of the competent authorities, the Company may issue non-voting preferred shares not exceeding 50% of the Company’s capital. In addition to their right to share the net dividends distributed on ordinary shares, the holders of preferred shares shall be entitled to the following:

a-
The right to receive a certain percentage of the net profits, not less than 5% of the share par value after deduction of the statutory reserve and before any distribution of the profits of the Company.

b-	The right of priority to recover the value of their shares in capital upon liquidation of the Company and to receive a certain percentage of the liquidation proceeds.

The Company may purchase said shares in accordance with such principles and in such manner as set forth in the Issue Decision. It is however provided that the Issue Decision shall not include any provision putting the shareholder under the obligation to sell his shares and that  the said shares shall not count in the quorum required for the Company’s General Meeting provided for in Articles “37 & 38” of these Bylaws.

Article “10”: Shares shall be of a nominal value. A share may not be issued in an amount less than the nominal value thereof; however, a share may be issued in an amount exceeding the nominal value thereof. In the latter case the difference is added to the statutory reserve even if such reserve has reached the ceiling. A share is indivisible vis-à-vis the Company. If a share is held by a number of persons, they shall elect one from amongst themselves to represent them in exercising the rights attached to such share, provided that such persons shall be jointly responsible for all the obligations arising from the acquisition of such share.

Article “11’: Shares shall be negotiable once the certificates appertaining thereto are issued. However, shares given against contributions in kind or cash shares subscribed to by the incorporators shall not be negotiable before the publication of the balance sheet and the profit and loss statement for two consecutive years each consisting of at least twelve months as from the date of incorporation of the Company. The provisions of this Article shall also apply to such shares as subscribed to by the incorporators in case the capital of the Company is increased before the expiry of the period of suspension as to the remaining period.

An annotation shall be made on these instruments indicating their type, date of Company’s incorporation and the period during which they shall remain non-negotiable. However, during the period of suspension, title to shares in cash may, in accordance with the legal provisions for the sale of rights, may be transferred from one incorporator to another, or to a director for the purpose of submitting same as security to the management, or from the heirs of a deceased incorporator to a third party.

Article 12: Nominal shares shall be transferred by entering them into a Shareholders Register including the Shareholders’ names, nationalities, professions, domiciles, and addresses, the shares numbers, and the value paid up on such shares. An annotation to that effect shall be made on the share instrument. The transfer of title to the share shall be effective vis-à-vis the Company or third parties from the date of its entry into said Register or from the date of the consummation of transfer procedures by means of the Electronic Shares System. Subscription or title to shares shall be interpreted as an acceptance by the Shareholder of the Bylaws of the Company and as a commitment by the Shareholder toward the resolutions issued by the Shareholders Meetings pursuant to the provisions of these Bylaws, whether such resolutions were adopted in the presence of the Shareholder or in his absence, and regardless whether such resolutions are acceptable or unacceptable to the Shareholder.

Article 13: The Company shall issue share certificates serially numbered, signed by the chairman of the Company’s board of directors, and sealed with the  Company’s stamp. In particular, each certificates shall include the number and date of the Ministerial Decision approving the incorporation of the Company, its share capital, the number of shares into which the capital is divided, the share nominal value, the value paid thereof, a summary of the Company’s objects, the Company’s Head Office, and the Company’s Term. The share certificates may have coupons with serial numbers reflecting the number of the shares attached thereto.

Article “14”: If a shareholder fails to pay the share value on the due date thereof, the Board of Directors may, after giving him notice by registered letter, sell such share at a public auction. Nevertheless, a defaulting shareholder may, up to the date fixed for the auction, pay the amount due from him plus the expenses incurred by the Company. The Company shall recover from the proceeds of the sale such amounts as are due to it and shall refund the balance to the shareholder. If the proceeds of the sale fall short of the amounts due, the Company shall have a claim on the entire fortune of the shareholder for the unpaid balance. The Company shall cancel the share so sold, issue the purchaser a new share bearing the serial number of the cancelled share and make an annotation to this effect in the share register.

Article 15: The Extraordinary Meeting may upon satisfying itself of the feasibility study and subject to the approval of the competent authorities resolve to increase the Company’s Capital on one or more occasions by issuing new shares at the same nominal value, provided however that the entire initial capital shall have been paid up and that the provisions of the Saudi Companies Law be observed. There shall be indicated in the increase resolution the manner in which the capital shall be increased. The shareholders shall have the priority right of subscription to the new cash shares and they shall announce such priority right in a daily newspaper, including the increase resolution and the subscription terms, as well as their desire to exercise their priority right within fifteen days from the date of publication of said announcement. Such shares shall be distributed amongst the initial shareholders who subscribed to such shares in proportion to the initial shares they hold, provided however that the number of shares they will acquire be not more than the new shares they subscribed to. The remaining balance of the new shares shall be offered for public subscription.

Article “16”: Pursuant to a resolution by the Extraordinary General Meeting, adopted on the basis of acceptable justifications and subject to the approval of the Minister of Commerce, the Company’s capital may be reduced if such capital is in excess of the Company’s needs, or if the Company incurs losses. The resolution for reduction shall be adopted only after a reading of the auditor’s report indicating the reasons necessitating such reduction, the liabilities of the Company, and the effect of the reduction on such liabilities, and it shall be in accordance with the Companies Law. The resolution shall also indicate the way the reduction is effectuated. If the reduction of capital is due to the capital being in excess over the Company’s needs, the creditors must be invited to raise their objections thereto within sixty days from the date of publication of the resolution for reduction in a daily newspaper circulated in the locality of the head office of the Company. If any creditor objects (to the reduction) and submits to the Company, within the said period, the documents substantiating his claim, the Company must pay his debt if it is due and payable or submit adequate security for payment if it is payable at a future date.

Part “3”
Board of Directors

Article “17”: The Company’s management shall be undertaken by a Board of Directors to be comprised of eight (8) members appointed by the Ordinary General Meeting for a term not exceeding three (3) years.

As an exception, the term of the 1st Board of Directors shall be five (5) years commencing from the date of the Ministerial Decision announcing the incorporation of the Company and the appointment of the Company’s Constituent Assembly.

Article “18”: A director must be a holder of a number of the Company’s shares of a nominal value not less than Ten Thousand Riyals. Such shares shall, within thirty days from the date of appointment of the director, be deposited in a bank designated by the Minister of Commerce. These shares shall be set aside to cover the directors’ liability, and shall remain non-negotiable until the lapse of the period specified for hearing the action in liability provided for in Article “76” of the Companies Law, or pending the award of a decision on such action. If a director fails to submit such security shares within the period specified, his membership shall be forfeited.

Article “19”: Board Membership shall terminate upon the expiry of the term thereof or upon the director’s resignation, death, or failure to attend four (4) consecutive meetings without a justifiable excuse, or on account of disqualification in accordance with the provisions of any law applicable in Saudi Arabia. If the office of a director becomes vacant, the board may appoint a temporary director to fill such vacancy, provided that such appointment be brought before the first Ordinary General Meeting. The new director shall complete the unexpired term of his predecessor. If the number of directors falls below the minimum quorum required for its valid meetings, the Ordinary General Meeting must be convened as soon as possible to appoint the required number of directors.

Article “20”: Subject to the authority of the shareholders at a General Meeting, the Board of Directors shall have the broadest powers to manage the Company and supervise its affairs within and without the Kingdom. The Board shall, without limitation, have the authority to:

1-
Dispose of the Company’s assets, properties, estates, effect and approve purchase, pay the price, to mortgage, to de-mortgage, sell, vacate and receive the price. The Board minutes of meeting shall include the following within the recitals, provide that:

a-	To specify the reasons and justifications for such acts.
b-	To state that the sale price, in the event of sale, shall be close to a price specified according to the established accounting practices.
c-	The sale price shall be immediately paid, except where necessary and with sufficient guarantee.
d-	Such acts will not bring about the obstruction of any of the Company’s activities, impair its competence or create any additional obligations.

2-	The Board of Directors shall have the right to obtain loans for terms not exceeding the Company’s term, subject to the following conditions:
a-	The value of loans the Board may execute during any one fiscal year shall not exceed 50 % of the Company’s capital;
b-	The Board shall specify in its resolution the manner in which the proceeds of the loan will be used and the manner of payment thereof; and
c-	The conditions of the loan and the securities provided in relation thereto shall be without prejudice to the Company, the shareholders and the general guarantees of creditors.

3-
The Board of Directors may represent the Company in it relations with third parties and before the courts, Board of Grievances, Labor Office, Labor Committees, Securities Committees, Judicial Committees, Arbitration Authorities, Civil Rights Departments, Police Offices, governmental authorities, Chamber of Commerce and Industry, various companies and corporations; participate in bids, receive and make payments,  acknowledge, claim, defend, plead, dispute, reconcile, accept and reject judgments, arbitrate on behalf of Company, request execution of judgments, oppose same and receive the proceeds thereof;

4-
The Board of Directors may sign all contracts, documents and instruments, including without limitation: articles of association of companies in which the Company is shareholder, with all amendments and annexes, amendment resolutions; sign agreements and instruments before the notary public and governmental authorities, make guarantees to companies for their loans and those of their subsidiaries, issue powers of attorney on behalf of the Company, appoint employees and representatives and fix their remuneration and terminate the services of same, receive and deliver, rent and lease, open accounts, credits, withdraw, deposit in banks, issue bank guarantees, sign all checks, documents and bank transactions.

5. The Board of Directors may discharge the debtors of the Company of their liabilities with a view toward achieving the interests of the Company in conformity with the accounting principles in case of debts written off, provided however that the Board resolution shall include in the introduction of its resolution and that that the following conditions are satisfied:

a.	That such discharge shall take place at least one year after the date on which the debt has originated,
b.	That such discharge shall be limited to a certain maximum amount for each year and for each individual debtor; and
c.	That such discharge shall be the right of the Board and may not be delegated to others.

6. The Board of Directors may draw up the Board’s internal rules, and approve the schedule of financial and administrative powers in the Company;

7. The Board of Directors may approve the Company’s internal, financial, administrative, and technical rules and the workmen regulations;

8. The Board of Directors may authorize the officers in charge of the Company’s management to sign on behalf of the Company, subject to the limitations set by the Board.

9. The Board of Directors may form committees and delegate such powers thereto as the Board may deem necessary with a view toward speeding up the matters brought up before them;

10. The Board of Directors may coordinate among the various Board committees;

11. The Board of Directors may prepare the Company’s financial statements and make the annual report on the Company’s businesses;

12. The Board of Directors may approve the Company’s work plan and the estimative annual balance sheets thereof.

The Board chairman and the managing director shall, jointly or individually, have the right to represent the Board in exercising the powers vested in them by the Board, and each of them may, to the extent of his powers,  appoint a substitute/ substitutes from amongst the Board members or from amongst other persons to perform certain act or acts which are within their powers.

Article “21”:
21.1 The Ordinary General Meeting shall fix the share of the  Board Members in the annual profits which share shall not exceed Two Hundred Thousand (SR200,000) provided that it will not exceed 10 %  of the net profits in accordance with the Article 48 of these Bylaws.

22.2 The Ordinary General Meeting shall fix the allowance to be paid to the Board Members for attending Board Meetings. Such allowance will be paid to the Board member together with all expenses he has incurred due to attending the Board Meeting.

22.3 The Board of Directors’ report to the Ordinary General meeting shall include a comprehensive statement of all the amounts received by directors during the fiscal year including salaries, share in profits, attendance allowance, expenses, and other benefits, as well as of all the amounts received by the directors in their capacity as officers or executives of the Company, or in consideration of technical, administrative or advisory services approved by the Company’s general meeting.

Article “22”: The 7th Party shall appoint the Chairman of the Board of Directors. The Board of Directors shall appoint from amongst its members a chairman and a managing director. A director may hold the offices of a chairman and a managing director. The Board of Directors shall appoint a secretary from amongst its members or others, and shall determine his duties and powers and fix his remuneration. The terms of the chairman, managing director and secretary shall not extend beyond their respective term as board members, but re-election and re-appointment is permissible.

Article 23: The chairman of the Board of Directors shall have all powers to represent the Company before third parties, judicial bodies, notaries public, all government authorities, disputes settlement committees of various types and grades, and all other bodies. The chairman shall have the right to sign the articles of association of companies in which the Company enters as partner and other contracts based on the resolutions of the Board of Directors. The chairman shall also have the right to authorize the managing director, the executive officer, or others to defend and plead on behalf of the Company and to perform the tasks falling within the competence of the chairman pursuant to this Article.

Article “24”: The Board of Directors shall convene at the written invitation of the Chairman, which invitation shall be sent by registered mail not less than 15 days prior to the meeting date. The Board Chairman shall convene the Board at the request of at least two directors. The Board shall meet no less than four times per year. Board meetings shall take place in the principal office of the Company or elsewhere as may be decided by the Board.

Article “25”: No Board meeting may be valid unless attended by at least four members. A Board member may give a proxy to another member to attend the Board meetings on his behalf, provided that such proxy be given in accordance with the following:

a- A member of the Board of Directors may not act on behalf of more than one Board Member at the same meeting;
b- The proxy shall be in writing; and
c-  The Board member acting  by proxy may not vote on resolutions on which his principal is prohibited from voting under the law.

Resolutions of the Board shall be passed under the majority vote of the directors present or represented at the meeting, and in case of impasse,  the Chairman or the acting Chairman shall have a deciding vote.

Article “26”: Deliberations and resolutions of the board shall be recorded in minutes to be signed by the chairman and the secretary. Such minutes shall be entered in a special register signed by the Chairman and the Secretary. The Board may not pass its resolutions by circulating them to each member individually unless in cases of extreme necessity, provided that all Board members approve such resolutions in writing and that such resolutions be brought before the Board in the first succeeding meeting for approval and recordation in the minutes of Board meetings.

Article 27: The Board chairman or any Board member or any other officer in charge of the management of the Company shall not have any interest, whether direct or indirect, in any of the Company’s contracts or projects and they shall not participate personally in any business which may compete with the businesses of the Company.

Article 28: The Company may not give cash loans of any kind whatsoever to the Board members or guarantee any loan which either Board member may conclude with third parties.

Article 29:  The Board of Directors may appoint an executive officer from amongst persons other than the members thereof to run the normal affairs of the Company under the supervision of the Board. Based upon a proposal by the managing director or the executive officer, the Board shall appoint one or more deputy to the managing director or to the executive officer. The powers, responsibilities, and remunerations of said deputy/deputies shall be determined by the Board.

Article 30: Without prejudice to the right of the Board to modify the powers and authorities of the executive officer of the Company, the executive officer of the Company shall exercise the following powers under the Board’s control and supervision:

1.	Prepare for Board meetings;
2.	Enforce Board resolutions;
3.	Prepare the estimative annual balance sheets in accordance with the generally acceptable accounting principles and Board resolutions;
4.	Run the affairs of the Company, supervise the performance of the officers in charge of the Company’s management and the Company’s employees in conformity with the regulations;
5.	Issue and authorize others to issue orders pertaining to the Company’s expenses as per the approved annual balance sheets;
6.	Exercise the powers vested in him by Board resolutions and under the Company’s bylaws and regulations;
7.	Delegate such powers to other officers in charge as he may deem appropriate subject to the Company’s bylaws and regulations;
8.	Sign and authorize others to sign contracts, and purchase, sell, transfer, and accept real estate on behalf of the Company pursuant to the resolutions issued by the Board approving such acts;
9.	Sell, purchase, and receive the price of moveable and immovable assets and conclude or revoke transactions based on resolutions issued by the Board.
10.
 Open, operate, or close all types of accounts with any Saudi or foreign financial institutions, subject to the approval of the Board; open documentary accounts in favour of the Company’s financers; sign, transfer, accept, deduct, guarantee, warrantee, and pay all transfers; draw cheques on the accounts of the Company with banks pursuant to the schedule of powers approved by the Board; and

11.	Have such any other powers as the Board may determine.

Part “4”
Shareholders’ Meetings

Article “31”: A valid general meeting shall represent all shareholders and is held at the principal office of the Company. Any shareholder, regardless of the number of his shares, shall have the right to attend the constituent general meeting in person or on behalf of other shareholders. Each shareholder holding 20 shares shall have the right to attend the general meeting and may give proxy to another shareholder, other than the members of the Board of Directors, to attend the general meeting on his behalf.

Article “32”: The Constituent General Meeting shall undertake the following matters:

1-	To verify subscription to the capital and fulfillment of the relevant provisions in accordance with the Companies Law at the minimum value as allocated for the share value;
2-	To draw up the final provisions of the Company’s bylaws;
3-
To appoint the members of the first Board of Directors for a term not exceeding five years and the first auditor, if these have not been appointed in the Articles of Association or in the Bylaws of the Company; and

4-	To deliberate on the incorporators’ report for the operations and expenses required for the incorporation the Company.

The meeting shall be valid only if attended by a number of subscribers representing at least half of the Company’s capital. Each subscriber shall have a vote for each share held or represented by him.

Article 33: Save for the matters entrusted to the Extraordinary General Meeting, the Ordinary General Meeting shall be concerned with all the rest of the Company’s affairs, and shall be held once a year at least during the first six (6) months following the expiration of the fiscal year. Further, other Ordinary General Meetings may be held whenever necessary.

Article “34”: The Extraordinary General Meeting shall be concerned with the amendment of the Company’s Bylaws, save the provisions expressly excluded. In addition, it may pass resolutions in the Company’s internal affairs falling within the competence of the Ordinary General Meeting, under the same terms and conditions approved for the latter.

Article “35”: The General Meetings of Shareholder shall be convened at the invitation of the Board of Directors. The Board of Directors shall invite the Ordinary General Meeting to convene in case the same is requested by the auditor or by a number of shareholders representing at least 5% of the Company’s capital. Invitations to the General Meeting shall be published in the Official Gazette and in a daily newspaper of general circulation in the city where the Company's head office is located at least twenty five days prior to the date specified for such meeting. The invitation shall include the agenda of the meeting and a copy of both the notice and the agenda shall be forwarded to the Companies General Department at the Ministry of Commerce & Industry within the time frame specified for publication.

Article “36”: Once the meeting is held, a list shall be prepared which shall include the names of the shareholders present or represented therein, their respective residence addresses, the number of shares held or represented by them, and the number of votes to which they are entitled. Any interested party shall have the right to inspect this list.

Article “37”: The Ordinary General Meeting shall not be valid unless it is attended by shareholders representing at least half of the Company’s capital. In case such quorum is not present, a second meeting shall be convened within the thirty days following the first meeting pursuant to an invitation. Invitations shall be announced in the same manner stipulated in Article “35” above. The second meeting shall be valid, regardless of the number of shares represented therein.

Article “38”: For the Extraordinary General Meeting to be valid, it shall be attended by Shareholders representing at least half of the Company’s capital. In case such quorum is not present, a second meeting shall be convened within the thirty days following the first meeting pursuant to an invitation. Invitations shall be announced in the same manner stipulated in Article “35” above. The second meeting shall be valid if attended by a number of the shareholders representing at least one-quarter of the Company’s capital.

Article “39”: Each subscriber shall have one vote for each share he represents in the Constituent General Meeting. Votes in both the Ordinary and Extraordinary meetings shall be calculated on basis of one vote for each share. Members of the Board of Directors may not vote on resolutions of the meeting which relieve them from their liabilities toward undertaking the management of the Company. However, no shareholder may, in his name, or on behalf of others or in both capacities, have votes exceeding 20 % of the total shares of the Company, in respect of resolutions of the ordinary and extraordinary meetings regarding the appointment and dismissal of  directors and auditors and the amendments to the Company’s Articles of Association.

Article “40”: Resolutions of the Constituent General Meeting shall be decided by an absolute majority of the shares represented therein. However, in case resolutions relate to the evaluation of in-kind shares or special privileges, it is necessary to obtain the consent of a 2/3rds majority  of the subscribers of cash shares, not taking into consideration the contribution made by the subscribers to in-kind shares or beneficiaries of special privileges, who shall be excluded from voting on said resolutions, even if they are holders of cash shares.
Resolutions of the Ordinary General Meeting shall be decided by an absolute majority of the shares represented therein.
Resolutions of the Extraordinary General Meeting shall be decided by two-thirds’ majority of shares represented therein, unless the resolution relates to the increase or reduction of the Company’s capital, extension of the Company’s term, the premature winding up the Company, or a merger of the Company into anther entity, where 3/4th’s majority shall be required.

Article “41”: Each shareholder shall have the right to discuss the matters listed on the agenda of a general meeting, and to pose questions to the directors and the Company’s auditor, who shall be obliged to provide answers to such questions to the extent that the Company’s interests are not jeopardized. In case the enquiring shareholder finds the answers unsatisfactory, he may resort to the General Meeting whose decision in this respect shall be valid and enforceable.

Article “42”: The General Meeting shall be chaired by the Board Chairman or his deputy in case of his absence.  The Chairman or his deputy shall appoint a secretary and vote sorter; and the relevant minutes shall be prepared wherein the names of the present or represented shareholders shall be entered together with the number of shares held or represented by them, the number of votes to which they are entitled, the resolutions adopted and the number of in favor or opposing voters, in addition to a sufficient summary of the discussions made during the meeting.  The said minutes shall be regularly recorded after each meeting in a special register to be signed by the Chairman, his deputy, together with the secretary and vote sorter.

Part Five
 Auditor

Article 43: The Company shall have one or more auditors from among those licensed to practice the profession within the Kingdom as appointed by the General Meeting on an annual basis, where the auditor's remuneration shall also be fixed.  The auditor may be re-elected.

Article 44: No person may hold the office of auditor and be at the same time a Board member or perform at the same time any technical or administrative work for the Company. Nor may an auditor be directly or indirectly a shareholder in any founder shareholder of the Company or in any Board member.

Article 45: The auditor shall audit the Company’s accounts and shall in particular verify that the balance sheets and the statements of profit and loss are in conformity with the accounting records and reflect fairly the Company’s financial position in accordance with the acceptable accounting principles. The auditor shall at all times have access to the Company’s books, records, and other documents; and the auditor may request such statements and clarifications as he may deem necessary with a view toward obtaining  and verifying the Company’s assets and liabilities. The managing director or the executive officer shall ensure that the auditor is enabled to perform his tasks.

The auditor shall present to the Annual General Meeting a report including the Company’s position in providing him with necessary information and explanations together with any irregularities or violations found out by him in respect of the Companies Law or these Bylaws in addition to his view as to the accuracy of the Company’s accounts.

Part Six
 Company Accounts & Distribution of Profits

Article 46: The Company’s fiscal year shall commence on the first of  January and end on the thirty first of December each year, save for the first fiscal year which shall commence from the date of the ministerial resolution  announcing the incorporation of the Company and end on the thirty first of December of the following fiscal  year.

Article 47: The Board of Directors shall, at the end of each fiscal year, prepare an inventory list of the Company's assets and liabilities as of such date, in addition to the balance, sheet, profit/loss statement and a report on the Company's activities and financial position for the last fiscal year together with his recommendations on the distribution of net profits at least sixty days prior to the General Meeting.  The Board of Directors shall put said documents under the control of the auditor fifty-five days prior to the General Meeting, where the Board Chairman shall sign the documents referred to above, with a copy thereof to be lodged in the Company's head office to be put at the disposal of the shareholders at least twenty-five days prior to the General Meeting.

Article 48: The annual net profits of the Company shall be distributed, after deduction of the general costs and expenses including Zakat, as follows:

1.
An amount equal to ten per cent (10%) of the net profits shall be set aside for the formation of the statutory reserve. The Ordinary General Meeting may, when such reserve shall have reached one half of the capital, discontinue the setting aside of said reserve;

2.
The Ordinary General Meeting may, upon the proposal of the Board of Directors, set aside a certain percentage of the net profits for the formation of other reserves intended for a specific purpose or purposes;

3.	Out of the outstanding balance, an initial payment equal to 5 % of the paid up capital shall be distributed among the shareholders;

4.	Following the deduction of expenses, depreciation, and reserves, an amount of SR 200,000.00, not exceeding 10 % of the outstanding balance of profits, shall be paid to the Board members.

5.
The outstanding balance shall be distributed amongst the shareholders as a bonus share in the profits or it shall be carried forward to the next years in such a manner as may be approved by the General Meeting.

Article 49: Profits to be distributed shall be paid to the shareholders at such places and such times as may be determined by the Board of Directors in accordance with the instructions issued by the Ministry of Commerce & Industry.

Article 50: In case profits are not distributed for any fiscal year, no profits pertaining to the subsequent years may be distributed except after payment of the percentage referred to in the preceding paragraph 1, Article 9 hereof, to the holders of non-voting shares which are due for such  year. If for three consecutive years the Company fails to pay said percentage of profits, the Special Meeting of said shareholders, convened in accordance with the provisions of Article 86 of the Companies Law, may decide that said shareholders either attend the  meetings of the General Meeting of the Company and participate in voting, or otherwise, appoint their representatives at the Board of Directors in proportion to their shareholding in the capital of the Company until the Company is able to pay all the priority profits designated for the holders of said shares for the preceding years.

Article 51: In case the Company losses amount to three quarters of its capital, the Board of Directors shall invite the Extraordinary General Meeting to convene to determine whether the Company shall continue to exist or be dissolved prior to the end of its term which is specified in Article 6 hereof, where the resolution adopted in General Meeting shall in any event be published in the Official Gazette.

Part “7”
 Disputes

Article “52”: Each shareholder shall have the right to institute the action in liability against the Board of Directors if the wrongful act committed by them caused a personal prejudice to said shareholder. However, the shareholder may institute such action only if the Company’s right to institute it is still valid and after notifying the Company of his intention to do so.

Part “8”
Dissolution and Liquidation

Article 53: Upon the expiration of the Company’s term or upon the premature dissolution of the Company, the Extraordinary General Meeting shall under a proposal by the Board of Directors determine the method of the Company’s liquidation, appoint a liquidator/liquidators, and determine their authorities and remunerations. Upon the termination of the Company, the authorities of the Board of Directors shall cease to exist. However, the Board of Directors shall remain in control of management pending the appointment of the liquidator; and the powers of the bodies of the Company shall remain valid to the extent they are not in conflict with  the liquidator’s powers.

Part “9”
 Concluding Provisions

Article 54:  All matters not stipulated herein shall be governed by the Companies Law.

Article 55: These Bylaws shall be duly filed and published in accordance with the Companies Law.